                     LICENSE, JOINT DEVELOPMENT, SUPPLY AND
                       AUTHORIZED MANUFACTURING AGREEMENT

     This Agreement ("AGREEMENT") is entered into this 25th day of September 1992 ("EFFECTIVE DATE") by and between the Industrial Technology Research Institute ("ITRI") of the Republic of China having a place of business at 195 Chung Hsing Road, Section 4, Chutung, Hsin Chu, Taiwan, Republic of China, and Access Products Corporation ("APC"), a corporation organized and existing under the laws of the State of California, having a place of business at 1260-A Holm Road, Petaluma, California, each of whom is sometimes referred to as a "PARTY" or collectively as "PARTIES" as the case may be.

RECITALS

     1. APC is in the business of designing and developing telecommunication products.

     2. Prior to the EFFECTIVE DATE of this contract, APC has invested significant technical resources in the design and development of a modular and flexible digital loop carrier system that serves approximately six (6) to one hundred and eighty (180) customers known as the Universal Modular Carrier ("UMC"). The UMC utilizes a modular building block approach to provide service in a variety of network topologies. A version of the UMC under development by APC meets European Telecommunication Standards Institute (ETSI) specifications.

     3. ITRI through its division the Computer and Communications Laboratory ("CCL") is in the business of carrying out applied research and product development projects in the area of telecommunications sponsored by the government of the Republic of China as well as other parties. The products resulting from the projects are generally transferred to Taiwan companies which manufacture and sell the products.

     4. ITRI desires to cooperate with APC in the development of products based on the UMC, to acquire limited rights in the technology related to the UMC, to improve the overall technical capability of ITRI with respect to this type of technology, to be permitted to modify and enhance the UMC technology, and to permit sublicensees of ITRI to manufacture and sell the UMC, all as set forth in greater detail below.

     Accordingly, the PARTIES hereto agree as follows:

1.   DEFINITIONS

     1.1 "UMC" means a universal modular subscriber loop carrier system designed to meet the European Telecommunications Standards Institute (ETSI) specifications, generally described in the Markets Requirements Document as set forth on Schedule A hereto, and which APC is designing and developing. The UMC shall include the BASIC PRODUCT (as described in Schedule B hereto). The UMC shall also include MINOR MODIFICATIONS, MAJOR MODIFICATIONS, and all enhancements, adaptations, variations and derivatives of the UMC.

     1.2  "UMC TECHNOLOGY" means

          a) the processes, trade secrets, ideas, know-how, concepts, techniques, inventions, designs, flowcharts, models, technology and confidential information related to the UMC including but not limited to works of authorship, copyrights, patents, and all tangible embodiments of any of the foregoing.

          b) UMC TECHNOLOGY specifically includes the following insofar as they are related to the UMC: simulation tools, simulation service providers, simulation results, block diagram analysis, functional descriptions, system module specifications, design documents, circuit diagrams and schematics, manufacturing documents, component sources, component specifications, software including software identified in Schedule C and including source code and object code, all information related to application specific integrated circuits (ASIC's) used in the UMC including the ASIC's listed in Schedule D (except the mask works utilized in the manufacture of the ASIC's), all other technical information and data related to the development, adaption, modification, enhancement, manufacture, sale, installation, and maintenance of the UMC.

     1.3  "APC TECHNOLOGY" means

          a) the portion of the UMC TECHNOLOGY conceived by or reduced to practice by APC, or otherwise acquired by APC prior to the EFFECTIVE DATE of this AGREEMENT or outside the scope of this AGREEMENT,

          b) the portion of the UMC TECHNOLOGY conceived by or reduced to practice by APC or any of its employees while engaged in tasks within the scope of this AGREEMENT, but does not include JOINT TECHNOLOGY as defined below.

     1.4  "ITRI TECHNOLOGY" means

          a) the portion of the UMC TECHNOLOGY conceived by or reduced to practice by ITRI, or otherwise acquired by ITRI prior to the EFFECTIVE DATE of this AGREEMENT or outside the scope of this AGREEMENT,

          b) the portion of the UMC TECHNOLOGY conceived by or reduced to practice by ITRI or any of its employees while engaged in tasks within the scope of this AGREEMENT, but does not include JOINT TECHNOLOGY as defined below.

     1.5 "JOINT TECHNOLOGY" means technology conceived by or reduced to practice or otherwise acquired jointly by both PARTIES while engaged in tasks within the scope of this AGREEMENT.

     1.6 "MINOR MODIFICATION" means those changes to the UMC which improve the manufacturability, performance, margin, ease of use, and/or physical acceptance to the user, but do not change the basic functionality or capability of the UMC.

     1.7 "MAJOR MODIFICATION" means those changes to the UMC which change the basic functionality or capability of the UMC.

     1.8 "MEMBER COMPANY" means any TAIWANESE parent company and its worldwide subsidiaries which becomes a sublicensee of ITRI pursuant to this AGREEMENT.

2.   TECHNOLOGY TRANSFER OBLIGATIONS OF APC

     2.1 APC shall deliver to ITRI the APC TECHNOLOGY in accordance with Schedule E. APC shall deliver the APC TECHNOLOGY in the form that is normally generated in the course of business and APC shall not be required to produce the APC TECHNOLOGY in any other form. ITRI shall treat all of the APC TECHNOLOGY as confidential subject to the terms of Section 14 of this AGREEMENT except for the portions of the APC TECHNOLOGY which are delivered as part of the UMC to end-users. All expenses in connection with the delivery of the APC TECHNOLOGY to ITRI shall be borne by APC.

     2.2 APC shall deliver to ITRI a prototype of the BASIC PRODUCT (as described in Schedule B) and the portions of the APC TECHNOLOGY related to the BASIC PRODUCT on or before December 31, 1992.

     2.3 APC shall deliver to ITRI manufacturing documentation for the BASIC PRODUCT on or before December 31, 1992.

     2.4 During the term of this AGREEMENT, APC shall deliver to ITRI all future additions and improvements to the APC TECHNOLOGY including technology related to the MAJOR and MINOR MODIFICATIONS to the UMC developed by APC within a reasonable time after same are developed by APC.

     2.5 APC shall provide at no cost to ITRI training programs as set forth in Schedule F. Such training programs shall take place at ITRI facilities in Hsin Chu, Taiwan, or at other locations designated by ITRI. APC shall send to the ITRI facilities or other locations designated by ITRI engineers qualified to carry out the training programs, their wages and travel and accommodation expenses to be borne by APC. Additional technical assistance requested by ITRI shall be supplied by APC subject to APC's manpower availability and project workload. ITRI shall pay APC for such additional technical assistance when performed outside of

APC's facility in Petaluma, California, at the support rates specified in the then-current APC customer support price list including travel time and travel and accommodation expenses, to be agreed upon by the Parties. APC shall bill ITRI monthly for such assistance and ITRI shall pay the amounts due within sixty
(60) days after APC's invoice date.

     2.6 APC shall provide appropriate work facilities in Petaluma, California, for ITRI engineers for the purpose of fulfilling ITRI's payment in kind obligations specified in Sections 3.1 and 7.3, and to assist ITRI in assimilating the APC TECHNOLOGY.

     2.7 APC shall sell to ITRI's sublicensees the ASIC's described in Schedule D under terms and conditions which are reasonable in the semiconductor industry at the time of the sale. It is contemplated that APC will choose a manufacturer for the ASIC's; and in so doing, APC shall give due consideration to selecting a Taiwan-based manufacturer suggested by ITRI. When ASIC's described in Schedule D are ordered by ITRI's sublicensees according to a firm, irrevocable, order for which an acceptable letter of credit is opened in favor of APC, APC's price for the ASIC's shall not exceed 1.15 times the price paid by APC for same.

     2.8 APC shall use its best efforts to adhere to the dates set forth in Schedules B, E, F, and Sections 2.2 and 2.3 but there will be no liability for reasonable deviations.

3.   TECHNOLOGY TRANSFER OBLIGATIONS OF ITRI

     3.1 ITRI shall participate in the development of the BASIC PRODUCT by performing the tasks set forth in Schedule H in accordance with the dates set forth in Schedule H. To the extent required to perform the tasks set forth in Schedule H, ITRI shall use its best efforts to send qualified engineers to APC's facility in Petaluma, California. In the event the PARTIES jointly agree that any engineer sent by ITRI does not meet reasonable workplace performance standards at APC facilities, ITRI will replace the engineer. Costs including labor, travel and living expenses for ITRI engineers working at the APC Petaluma facility to perform the tasks set forth in Schedule H shall be borne by ITRI. In the event APC wishes ITRI to perform services for APC beyond the tasks specified in Schedule H, ITRI will make the services available to APC under reasonable terms and conditions to be agreed upon by the PARTIES.

     3.2 ITRI shall deliver to APC ITRI TECHNOLOGY related to MINOR MODIFICATIONS of the UMC developed by ITRI and MAJOR MODIFICATIONS of the UMC developed by ITRI at ITRI's own expense pursuant to rights granted ITRI under
Section 5.1 within a reasonable time after the development of such MAJOR and MINOR MODIFICATIONS. However, ITRI shall not be obligated to deliver to APC ITRI TECHNOLOGY related to MAJOR MODIFICATIONS of the UMC made by ITRI but wherein a significant portion of the development costs (i.e., in excess of 80%) is paid by one or more of ITRI's MEMBER COMPANIES. To fulfill its obligation under this Section, ITRI shall supply to APC all available information to enable APC to manufacture, sell and maintain the UMC incorporating the ITRI TECHNOLOGY, including sufficient documentation in the English language. APC shall treat all of the ITRI TECHNOLOGY as confidential subject to the terms of Section 14 of this AGREEMENT except the portions of the ITRI TECHNOLOGY which are delivered as part of the UMC to end-users.

     3.3 ITRI will use its best efforts to adhere to the dates set forth in Schedule H and complete all of the tasks specified in Schedule H within twenty-four (24) months of the EFFECTIVE DATE, but there will be no liability for reasonable deviations.

4.   OWNERSHIP RIGHTS

     4.1 APC shall retain full ownership rights in any APC TECHNOLOGY it delivers to ITRI under this AGREEMENT.

     4.2 ITRI shall retain full ownership rights in any ITRI TECHNOLOGY it delivers to APC under this AGREEMENT.

     4.3 APC shall retain any and all rights to file at its sole discretion any patent applications related to APC TECHNOLOGY.

     4.4 ITRI shall retain any and all rights to file at its sole discretion any patent applications related to ITRI TECHNOLOGY.

     4.5 JOINT TECHNOLOGY shall be jointly owned by APC and ITRI. In the event of a joint invention, the parties shall mutually agree which PARTY shall have the primary responsibility for preparing and filing any patent application on the invention, and the PARTIES agree to execute documents required for the patent application and shall share equally the expenses associated with obtaining and maintaining any patents issued thereon. In the event one PARTY elects not to seek or maintain patent protection for any joint invention in any particular country or not to share equally in the expenses thereof with the other PARTY, the other PARTY shall have the right to apply for or maintain such patent protection at its own expense in such country and shall have full control over the prosecution and maintenance thereof, even though title to any patent resulting therefrom shall be jointly owned.

     4.6 APC and ITRI may agree to jointly fund a MAJOR MODIFICATION of the UMC. The UMC TECHNOLOGY relating to a jointly funded MAJOR MODIFICATION shall be part of the JOINT TECHNOLOGY.

     4.7 At any time during the term of this AGREEMENT, ITRI may request APC to develop a MAJOR MODIFICATION of the UMC at ITRI's expense. If APC declines to develop the MAJOR MODIFICATION of the UMC, ITRI shall be free to undertake the development and all of the UMC TECHNOLOGY related to such a MAJOR MODIFICATION, including all of the UMC TECHNOLOGY related to the manufacture, sale, installation, and maintenance of the UMC incorporating such MAJOR MODIFICATION, shall be part of the ITRI TECHNOLOGY. If APC does develop a MAJOR MODIFICATION at the expense of ITRI, all the UMC TECHNOLOGY related to the manufacture, sale, installation and maintenance of the UMC incorporating such MAJOR MODIFICATION shall also be part of the ITRI TECHNOLOGY.

     4.8 APC intends to use the services of ITRI and/or the Member Companies to participate in the design tasks identified in Schedule J, at terms and conditions to be mutually agreed by the Parties.

5.   LICENSES TO ITRI

     5.1  ITRI shall have the following rights under the UMC TECHNOLOGY

          a) the exclusive right in the Republic of China to make, use, develop, enhance, adapt, and modify the UMC TECHNOLOGY including the right to develop MAJOR and MINOR MODIFICATIONS to the UMC, and the right to sublicense this right to MEMBER COMPANIES, ITRI's right to develop MAJOR MODIFICATIONS being subject, however, to paragraphs 4.6, 4.7 and 5.4.

          b) the exclusive right in the Republic of China to manufacture and have manufactured the UMC and portions, components, and sub-assemblies of the UMC, and the right to sublicense this right to MEMBER COMPANIES, and

          c) the non-exclusive right for all countries of the world, excluding countries in the North American Continent including and north of Panama, to sell, lease, install and maintain the UMC and portions, components, and sub-assemblies thereof manufactured under the rights set forth in Section 5.1(b), and the right to sublicense this right to MEMBER COMPANIES.

     5.2 The rights granted to ITRI in Section 5.1 of this AGREEMENT are subject to the cash payments specified in Section 7.2, the payment in kind specified in Section 7.3, and the royalties payable to APC specified in Section 8.1.

     5.3 This rights granted to ITRI in Section 5.1 of this AGREEMENT apply to the portion of the UMC technology resulting from a jointly funded MAJOR MODIFICATION as specified in Section 4.6.

However, no royalties shall be payable to ITRI and its MEMBER COMPANIES to APC as a result of the sale or lease of a UMC incorporating a MAJOR MODIFICATION of the type specified in Section 4.7.

     5.4 The rights granted to ITRI in Section 5.1 of this AGREEMENT apply to the portion of the UMC TECHNOLOGY resulting from an ITRI funded MAJOR MODIFICATION as specified in Section 4.7; provided that if ITRI has requested APC to develop such a MAJOR MODIFICATION and APC has declined to do so, or if APC has developed a MAJOR MODIFICATION at the expense of ITRI, no royalties shall be payable by ITRI and its MEMBER COMPANIES to APC in connection with the sale or lease of a UMC incorporating such a MAJOR MODIFICATION.

     5.5 The MEMBER COMPANIES shall have the right to sub-contract the manufacturing of the UMC or portions, components, or subassemblies thereof to companies located in Southeast Asia. As used herein, the term sub-contract is intended to include only manufacturing in a MEMBER COMPANY's own facilities in Southeast Asia. In order to exercise their rights to sub-contract under this
Section 5.5, the MEMBER COMPANIES shall be free to deliver to the sub-contractor only such information as is needed to carry out the manufacturing process of the UMC or portions, components, or subassemblies thereof to be manufactured by that particular subcontractor. The MEMBER COMPANIES shall require each subcontractor to maintain the confidentiality of those portions of the APC TECHNOLOGY which are delivered to it except those portions of the APC TECHNOLOGY which are delivered as part of the UMC to end-users. A subcontractor shall not have the right to sell the UMC or portions, components or assemblies thereof which the subcontractor manufactures to any party other than the MEMBER COMPANY with which it subcontracts.

     5.6 ITRI shall have the right to deliver the UMC TECHNOLOGY to its MEMBER COMPANIES. However, ITRI shall require each of its MEMBER COMPANIES to maintain the confidentiality of the APC TECHNOLOGY except for those portions of the APC TECHNOLOGY which are delivered as part of the UMC to end-users.

     5.7 Notwithstanding anything to the contrary in Section 5.6, ITRI shall not deliver to any MEMBER COMPANY the source codes of the software identified in Schedule C for a period of three (3) years from the EFFECTIVE DATE of this AGREEMENT. However, after three (3) years from the EFFECTIVE DATE of this AGREEMENT, ITRI may deliver the source code to the MEMBER COMPANIES, provided that ITRI obtains the advance written approval of APC, which approval APC will not unreasonably withhold.

     5.8 The rights granted to ITRI in Section 5.1 do not include the right to manufacture and sell the ASIC's identified in Schedule D. ITRI shall only acquire the right to manufacture, have manufactured and sell or lease the ASIC's to ITRI's MEMBER COMPANIES in the event that APC does not fulfill its obligations to sell ASIC's to ITRI's MEMBER COMPANIES as set forth in Section
2.8. In such event, APC will deliver to ITRI all available technology (including mask works) so that ITRI will be able to implement the rights granted to ITRI under this Section of the AGREEMENT.

However, ITRI shall have the right to sell or lease the ASIC's only to those MEMBER COMPANIES who have fulfilled their obligations under Section 5.9 and 8.1.

     5.9 MEMBER COMPANIES shall be required by ITRI to provide to APC rolling (i.e., updated monthly) quarterly forecasts for the purchase of ASIC's that APC is required to make available to the ITRI sublicensees under Section 2.7.

     5.10. In any sub-licensing agreement between ITRI and a MEMBER COMPANY, ITRI shall include a provision that the MEMBER COMPANY is not authorized to use any logo or trademark of APC as set forth in Schedule G attached hereto, or any mark confusingly similar thereto.

     5.11 ITRI shall keep APC informed of the identity of its MEMBER COMPANIES.

     5.12 To the extent known by ITRI, ITRI shall inform APC of the identity of the manufacturers of assemblies, sub-assemblies, parts and components for ITRI's MEMBER COMPANIES.

6.   LICENSEES TO APC

     6.1 APC shall have the right to exploit the UMC TECHNOLOGY in any manner whatsoever including the right to license the UMC TECHNOLOGY to third parties so long as such exploitation or any rights granted to third parties are not inconsistent with the rights granted to ITRI under Section 5 of this AGREEMENT. The rights granted to APC under this Section are subject to the payment of royalties by APC to ITRI as specified in Section 9.

     6.2 The rights granted to APC under Section 6.1 of this AGREEMENT also apply to MINOR MODIFICATIONS to the UMC developed by ITRI. APC or its licensees may sell or lease a UMC incorporating a MINOR MODIFICATION developed by ITRI without the payment of any additional royalties in excess of the royalties that would be paid to ITRI for a UMC not incorporating such a MINOR MODIFICATION.

     6.3 The rights granted to APC under Section 6.1 of this AGREEMENT apply to the portion of the UMC TECHNOLOGY resulting from a jointly funded MAJOR MODIFICATION as specified in Section 4.6. However, no royalties shall be payable by APC and its licensees to ITRI as a result of the sale or lease of a UMC incorporating a MAJOR MODIFICATION of the type specified in Section 4.6.

     6.4 The rights granted to APC in Section 6.1 of this AGREEMENT apply to the portion of the UMC TECHNOLOGY resulting from a MAJOR MODIFICATION developed by ITRI at its own expense or developed by APC at the expense of ITRI as specified in Section 4.7. The royalty payable to ITRI as a result of a sale of a UMC incorporating such an ITRI funded MAJOR MODIFICATION is specified in
Section 9.2. However, the rights granted to APC in Section 6.1 do not apply to a MAJOR MODIFICATION developed by ITRI wherein a significant portion (i.e., in excess of 80%) of the development costs are paid by one or more of ITRI's MEMBER COMPANIES.

     6.5  APC shall keep ITRI informed of the identity of its licensees.

     6.6 APC shall require its licensees to maintain the confidentially of the ITRI TECHNOLOGY except for those portions of the ITRI TECHNOLOGY which are delivered as part of the UMC to end-users.

7.   PAYMENTS

     7.1 In recognition of the significant technological investment made by APC in the development of the UMC and in consideration of the rights acquired under this AGREEMENT, ITRI shall pay [*]


[*] Confidential treatment requested.

          [*]


[*] Confidential treatment requested.

8.   ROYALTIES PAYABLE BY ITRI

     8.1  Royalties shall be payable to APC at a rate of [*]

     8.2  For purposes of computing the royalties due hereunder, [*]

     8.3 ITRI shall use its best efforts to collect fees from the MEMBER COMPANIES royalties owed to APC as a result of the sale or lease of the UMC by the MEMBER COMPANIES to their customers. In the event ITRI is unable to collect royalties from one or more MEMBER COMPANIES, [*]


[*] Confidential treatment requested.

[*]

9.   ROYALTIES PAYABLE BY APC

     9.1  APC shall pay to ITRI [*]

     9.2  For each UMC sold or leased by APC or a licensee of APC pursuant to
Section 6.4, APC shall pay to ITRI [*]

     9.3  For purposes of computing the royalties due hereunder, [*]


[*] Confidential treatment requested.

[*]. All royalties to be paid hereunder by APC shall be paid in U.S. Dollars.

     9.4 APC shall use its best efforts to collect from its licensees royalties owed ITRI as a result of the sale or lease of the UMC by the licensees to their customers. In the event APC is unable to collect royalties due under this AGREEMENT from one or more of its licensees, [*]

10.  REPORTS AND AUDIT RIGHTS

     10.1 Within sixty (60) days after the end of each calendar quarter, the PARTY having a royalty obligation shall provide to the other PARTY a report showing the amount of royalty due to the other PARTY and it supporting data. Each PARTY shall pay the royalty due to the other PARTY with each report.

     10.2 Each PARTY shall have the right to have an accounting firm acceptable to the other PARTY audit the other PARTY's


[*] Confidential treatment requested.

compliance with this Section 10 upon reasonable notice to the PARTY being audited. Such audits shall be conducted not more than once a year. The auditor shall not disclose any financial information, but shall only state that the remitted royalty payments were correct, or that a credit or additional amount is due and owing by the audited PARTY. To enable such audits to be carried out, each PARTY shall maintain and retain appropriate records for three (3) years after the end of each accounting year.

     10.3 APC shall not have audit rights with respect to the MEMBER COMPANIES and ITRI shall not have audit rights with respect to APC's licensees. However, in ITRI's agreement with a MEMBER company, ITRI shall retain for itself the audit rights set forth in Section 10.2 with respect to that MEMBER COMPANY.
In APC's agreements with its licensees, APC shall retain for itself the audit rights set forth in Section 10.2 with respect to the licensees. Each PARTY may request once per year that the other PARTY exercise its audit rights with respect to a MEMBER COMPANY or licensee.

11.  PAYMENT TERMS

     With respect to payment of all amounts due either PARTY hereunder, should either PARTY fail to make such a payment to the other within [*] days of the date specified in this AGREEMENT, the unpaid amount shall bear a late charge, until payment is made, at a rate which is the lesser of [*]


[*] Confidential treatment requested.

[*]

12.  TAXES

     ITRI shall apply for a waiver of the Republic of China ("ROC") taxes to which the payments to APC specified in Section 7.2 and the royalties payable to APC specified in Section 8 are normally subject. In the event ITRI cannot obtain a waiver of the ROC taxes, ITRI shall bear the ROC taxes and shall not withhold such taxes from payments and royalties due APC. However, ITRI shall withhold such taxes from the payment and royalties due APC in the event APC is able to take a credit for the ROC taxes against taxes owed to the U.S. government in accordance with APC's U.S. tax return.

13.  EXCLUSIVITY AND NON-COMPETITION

[*]


[*] Confidential treatment requested.

     13.2 During a period of [*] from the EFFECTIVE DATE of this AGREEMENT, the MEMBER COMPANIES shall not have the right to manufacture, sell, distribute or lease any device or equipment which is designed or intended to perform or in fact does perform the same basic functions as the UMC. [*]

14.  CONFIDENTIALLY

     14.1 As specified in Sections 2 and 3 of this AGREEMENT, each PARTY will disclose confidential information needed to carry out the terms of this AGREEMENT to the other PARTY. Confidential information may include trade secrets, processes, computer programs, and other technical information and data.

     14.2 Except as provided in Sections 5 and 6, each PARTY agrees to receive and hold confidential information received from the other PARTY for a period of ten (10) years after receipt of such information and shall exercise the same degree of care in preventing the disclosure of such confidential information as it does in protecting its own confidential information, which in any event shall be no less than reasonable care. As a minimum protection, the receiving PARTY shall limit disclosure of confidential information to its employees having a need to know such information and shall not disclose the confidential information to any third party, individual, corporation or other


[*] Confidential treatment requested.

entity without the prior written consent of the disclosing PARTY or as otherwise specified in this AGREEMENT.

     14.3 The PARTIES agree that the following information shall not constitute "CONFIDENTIAL INFORMATION" under this AGREEMENT:

          (a) information available from public sources at any time before or after it is disclosed to a PARTY under this AGREEMENT;

          (b) information obtained from a third party not associated with either PARTY who had not acquired the information directly or indirectly from either PARTY;

          (c) information hereinafter disclosed by the disclosing PARTY to a third party without restriction on disclosure.

15.  PUBLICITY

     Both parties agree that the details connected with this AGREEMENT shall not be published or disclosed to any third party except MEMBER COMPANIES and potential MEMBER COMPANIES and except as required by auditors or government authorities. ITRI shall have the right to publicize the existence and general nature of the AGREEMENT but only in Taiwan. APC shall have control of the publicity of the AGREEMENT in all countries of the world other than Taiwan.

16.  TRADENAMES AND TRADEMARKS

     16.1 Each PARTY acknowledges that it will acquire no rights in and will not use any trademark or trade name used or owned by the other PARTY by reason of this AGREEMENT and shall take no action which violates this acknowledgement.

17.  WARRANTIES AND LIMITATIONS OF LIABILITY

     17.1 Each PARTY warrants that is has the right and authority to enter into this AGREEMENT and that there are no outstanding assignments, grants, licenses, encumbrances, obligations or agreements which would prevent it from performing its obligations under the terms of this AGREEMENT.

     17.2 Each PARTY warrants that nothing provided by that PARTY violates any intellectual property right (including patent, copyright or trade secret right) of any third party. A PARTY's liability to the other PARTY for breach of this warranty shall be limited to [*]


     17.3 EXCLUSION OF WARRANTIES. THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL OTHER WARRANTIES EXPRESSED OR IMPLIED, EXCEPT AS SET FORTH IN THIS WARRANTY ARE EXPLICITLY DISCLAIMED AND SHALL NOT APPLY TO ANY SERVICE OR DELIVERABLE PROVIDED UNDER THIS AGREEMENT. NEITHER


[*] Confidential treatment requested.

PARTY ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME ANY OTHER LIABILITIES IN CONNECTION WITH THE DESIGN, MANUFACTURE, SALE OR USE OF PRODUCTS.

     17.4 Limitation of liability. In no event shall either PARTY be liable for any reprocurement costs, loss of profits, loss of use, or incidental, consequential or special damages.

18.  NO JOINT VENTURE

     Performance by the PARTIES under this AGREEMENT shall be as independent contractors. Nothing contained herein or done under the terms of this AGREEMENT shall constitute the PARTIES entering into a joint venture or partnership, nor shall either PARTY act as the agent of the other PARTY for any purpose.

19.  FORCE MAJEURE

     Neither PARTY shall be responsible for its failure to perform due to causes beyond its reasonable control, such as acts of God, fire, theft, war, riot, embargoes or acts of civil or military authorities.

20.  NOTICES

     All payments, invoices, notices, requests, demands and other communications hereunder shall be in writing and shall be in English and shall be deemed to have been duly given at the time of delivery if delivered by hand or within fifteen (15) days of the date of mailing by prepaid registered airmail, telex, or telecopier with confirmation of its receipt (except for payments), addressed to the party concerned at the following addresses:

     If to ITRI:    INDUSTRIAL TECHNOLOGY RESEARCH INSTITUTE
                    Computer & Communication Research Laboratories
                    B200, Bldg.14, 195 Sec. 4, Chung Hsing Road
                    Chutung, Hsinchu, Taiwan 310
                    Republic of China
                    ATTN:  Communication Planning & Marketing Dept.

     If to APC:     APC CORPORATION
                    1260-A Holm Road
                    Petaluma, California 97975
                    U.S.A.
                    ATTN: The President

     Either PARTY may from time to time give reasonable notice of the change of the address at which it will receive notice, in which event the foregoing address shall be deemed to have been changed accordingly upon the other PARTY's actual receipt of written notice of such change of address.

21.  SURVIVAL

     It is agreed that the rights and obligations of the PARTIES hereto as contained in Sections 4, 8, 9, 10, 11, 12, 14, 15, 16, 17, 24, 26, and 27 shall survive and continue after any termination or cancellation of this AGREEMENT and shall bind the PARTIES, their successors, their assigns and their legal representatives.

22.  ENTIRE AGREEMENT

     This AGREEMENT is the entire understanding between APC and ITRI with respect to the subject matter hereof and merges all prior agreements, dealings and negotiations. No modification, alteration or amendment shall be effective unless in writing and signed by both parties. No waiver of any breach shall be held to be a waiver of any other or subsequent breaches.

23.  ASSIGNMENT

     Neither PARTY shall delegate any obligation under this AGREEMENT or assign this AGREEMENT or any interest or right hereunder without the prior written consent of the other PARTY and any such attempt shall be null and void. In the event consent is given to delegate an obligation or to an assignment, the delegating or assigning PARTY shall remain jointly and severally responsible.

24.  GOVERNING LAW AND ARBITRATION

     24.1 This AGREEMENT shall be governed by, enforced under, and construed in accordance with, the laws of the State of California.

     24.2 Any controversy or claim arising out of or relating to this AGREEMENT shall be settled by arbitration conducted in accordance with the then-current rules of the American Arbitration Association (the "Association") strictly in accordance with the terms of this Agreement and the substantive law of the State of California. The arbitration shall be held in San Francisco, California, and shall be conducted by three (3) arbitrators. At least one (1) of the arbitrators shall be chosen from a panel of persons knowledgeable in the telecommunications business and at least one (1) of the arbitrators shall be an attorney. Judgment on an award rendered by the arbitrators may be entered and enforced in any court of competent jurisdiction. Neither party shall institute a proceeding hereunder until that party has furnished to the other party, by certified or registered mail, at least thirty (30) days prior written notice of its intent to do so. IF EITHER PARTY DOES NOT COMPLY WITH THE FINAL AWARD,
SUCH PARTY SHALL BEAR ALL THE

RESULTING COSTS OF ENFORCING THE AWARD. IN ANY EVENT, THE WINNING PARTY SHALL BE ENTITLED TO RECOVER ALL COSTS, EXPENSES, AND REASONABLE ATTORNEYS' FEES RELATED TO THE ARBITRATION PROCEEDINGS FROM THE LOSING PARTY.

     24.3 This Agreement is subject to the approval of the UMC Agreement by the Ministry of Economic Affairs of the Republic of China. If this approval is not granted on or before October 10, 1992, this Agreement shall be null and void.

25.  ORDER OF PRECEDENCE

     In the event of any contradiction between this AGREEMENT and a Schedule attached hereto, the AGREEMENT shall control.

26.  SEPARABILITY

     All provisions of this Agreement are intended to be interpreted and construed in a manner to make such provisions valid, legal, and enforceable. The invalidity of unenforceability of any phrase or provision shall in no way affect the validity or any other portion of this AGREEMENT, and such phrase or provision shall be deemed modified, restricted, or omitted to the extent necessary to make this AGREEMENT enforceable.

27.  TERM AND TERMINATION

     27.1 The term of this AGREEMENT shall be ten (10) years from the EFFECTIVE DATE of this AGREEMENT, unless terminated sooner as provided below. At the end of such ten (10) year period, both APC and ITRI shall have a worldwide, non-exclusive, royalty-free, irrevocable license under the proprietary rights of the other to exploit the UMC TECHNOLOGY as each deems appropriate; provided, however, that APC's and ITRI's obligations to make any payments due to the other at the end of the ten (10) year period shall survive termination of this AGREEMENT, and provided further that at the end of such ten (10) year period, each PARTY shall continue to comply with the confidential provisions of Section 14 and shall return all materials belonging to the other PARTY, such as plans, designs, memoranda, and other writings or things embodying or disclosing all or any part of the UMC TECHNOLOGY.

     27.2 In the event that either PARTY hereto fails to perform any material term or condition of this AGREEMENT, and such failure has not been cured within ninety (90) days after the other PARTY has notified the failing PARTY thereof in writing, such other PARTY may terminate this AGREEMENT by delivering written notice to that effect to the failing PARTY; provided, however, that should either PARTY fail to make any payment under this AGREEMENT, the failing PARTY shall have a period of only forty-five (45) days from the date of notice in which to make the omitted payment together with the late charge specified in
Section 11. Any termination pursuant to this Section 27.2 shall be in addition to any other rights that the terminating PARTY may have against the failing PARTY.

     27.3 Upon termination of this AGREEMENT pursuant to Section 27.2, the ownership rights shall be as specified in Section 4, and the cross-licensees specified in Section 27.1 shall not take effect; provided, however, in the event of a breach by ITRI any portion of the ITRI TECHNOLOGY described in Section 1.4(b) which is developed as part of the Payment In Kind described in Section
7.3 shall be
deemed to be part of the APC TECHNOLOGY specified in accordance with Section 1.3(b) and shall thereafter be retained and owned by APC (and not ITRI) in accordance with Section 4.1, it being understood that in the event of a breach by APC the ownership rights shall be as set forth in Section 4. Upon termination of this AGREEMENT pursuant to Section 27.2, each PARTY shall return materials belonging to the other PARTY, such as plans, designs, memoranda, and other writings or things embodying all or any part of the UMC TECHNOLOGY, and the confidentiality provisions of Section 14 shall remain in effect.

28.  EXPORT CONTROL

     APC has obtained an export license for transfer of the UMC TECHNOLOGY to ITRI. ITRI shall notify APC each time it or a MEMBER COMPANY wishes to export UMC TECHNOLOGY to a country not covered by an already obtained export license, so that APC may apply to the United States Department of Commerce for an appropriate export license. ITRI and APC understand and agree that such transfers of the UMC TECHNOLOGY are dependent upon and subject to receipt of an export license from the United States Department of Commerce. ITRI and its sublicensees agree to provide to APC any information required by the United States Department of Commerce to process said license application(s). Any fees and related expenses of obtaining any required technology transfer licenses or export licenses allowing transfer of the UMC TECHNOLOGY by ITRI or the MEMBER COMPANIES shall be borne by ITRI and paid promptly, provided ITRI shall have approved both the firm employed to obtain such license(s) and the estimated fee to be charged with respect thereto. Failure or delay in obtaining any export licenses shall not result in any liability on the part of APC. ITRI and the MEMBER COMPANIES agree to comply with all applicable laws and regulations governing the export and import of the UMC. ITRI expressly agrees to take all steps necessary to ensure that all "technical data", as defined by the United States Department of Commerce, Office of Export Administration, is not re-exported or transmitted, either orally or in written form, to any destination prohibited by U.S. export control laws and regulations.

29.  COUNTERPARTS

     The AGREEMENT may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, this AGREEMENT has been executed by the parties hereto as of the date first above written.

APC                                     ITRI

/s/ Donald Green                        /s/ Steven S. Cheng
- -------------------------               -------------------------

Donald Green                            Steven S. Cheng
- -------------------------               -------------------------
Printed Name                            Printed Name


                                        Vice President and
President                               General Director, CCL
- -------------------------               -------------------------
Title                                   Title


September 25, 1992                      September 25, 1992
- -------------------------               -------------------------
Date                                    Date

                                LIST OF SCHEDULES

Schedule A:    Markets Requirements Document

Schedule B:    Description of Basic Product

Schedule C:    Software

Schedule D:    ASIC's Used in UMC

Schedule E:    Description of APC Technology to be Delivered to ITRI

Schedule F:    Description of Training Programs

Schedule H:    Description of Tasks to be Performed by ITRI

Schedule G:    List of APC Trademarks and Logos

Schedule I:    Acceptance Test for Prototypes

Schedule J:    Design Task Participation

                                   SCHEDULE A

                    UMC SYSTEM DESCRIPTION AND SPECIFICATION

                           MARKET REQUIREMENTS DOCUMENT

                                CEPT/ETSI VERSION


                                    Attached

                                   SCHEDULE B

                              DEVELOPMENT SCHEDULE

BASIC PRODUCT

Part Number    Description                                       Completion date
- -----------    -----------                                       ---------------

9201-0001-1A   90 Line Shelf and Backplane (LET-CBA-90)             12/31/92
9101-0001-1A   Central Processor Unit (CPU)                         12/31/92
9101-0002-1A   Power Supply Unit (PSU) (COT)                        12/31/92
               Power Supply Unit (PSU) (RT)                         12/31/92
9110-0001-1A   Local Exchange Channel Unit -
                International (LI-POTS)                             12/31/92
9110-0002-1A   Remote Subscriber Channel Unit -
                International (RI-POTS)                             12/31/92
9110-0003-1A   E1 Transceiver (E1-XCVR) with power                  12/31/92

                                   SCHEDULE C

                              SOFTWARE DESCRIPTION


[*]


[*] Confidential treatment requested.

                                   SCHEDULE D

                           CUSTOM INTEGRATED CIRCUITS

[*]


[*] Confidential treatment requested.

[*]

[*] Confidential treatment requested.

                                   SCHEDULE E

                                  DOCUMENTATION

Attached is a list of documentation relative to the UMC at the date of execution of this Agreement. Each documentation package includes all the necessary drawings.

Each PC Assembly will have the following manufacturing documentation

     -    Bill of materials
     -    Component list with approved vendors
     -    PC board layout and manufacturing specifications
     -    PC board assembly drawings
     -    Performance and test specifications
     -    Test procedures

Each electro-mechanical assembly will have the following manufacturing documentation

     -    Bill of materials
     -    Mechanical fabrication drawings
     -    Mechanical assembly drawings
     -    Cable assembly drawings
     -    Performance and test specifications
     -    Test procedures

All system level documents, test results, and computer simulations results

                                   SCHEDULE F

                        DESCRIPTION OF TRAINING PROGRAMS

Two training periods, conducted in Taiwan:
     1.   1ST TRAINING PROGRAM:
          Kick-off training session (3 days) covering:
               System overview
               Design concept (philosophy)
               System architecture
               Applications
               Specifications and regulations.
          (Timing - within six weeks of contract signing)

     2.   2ND TRAINING PROGRAM (1 week)
          Timed after Basic Product released
               System overview
               System architecture
               Design philosophy
               Reliability issues
               Function block diagrams
               Cautionary items when making modifications
               Testing issues and procedures
               Manufacturing
                    - Components (Sourcing, Selection guide, . . . etc.)
                    - Procedures
                    - Quality control
                    - Test fixtures
               Operation and application issues
               Operation limitations

          The items above applies to hardware, software, ASIC & mechanical design.

          APC to pay for all costs associated with the APC person providing the training course.

                                   SCHEDULE G

                                   TRADEMARKS

1.   ACCESS PRODUCTS CORPORATION

          The company name

2.   APC

          Used as a trademark for the company and as a general indicator of the source of goods produced by the company

3.   UNIVERSAL MODULAR CARRIER SYSTEM (UMC)

          Used as an indicator of a family of equipment produced by APC

4.   APC LOGO

          [LOGO]

                                   SCHEDULE H

                                PAYMENTS IN KIND

[*]

[*] Confidential treatment requested.

                                   SCHEDULE I


                         ACCEPTANCE TESTS FOR PROTOTYPES


Basic Product

     Conformance to the relevant sections of CCITT G.711, G.703, G.704, O.122, O.123, O.117, O.121, G.713, G.714, G.716, G732 and APC's system specifications

                                   SCHEDULE J

                           DESIGN TASKS PARTICIPATION

ITRI and her Member Companies, can participate in, but not restricted to, the following items:

Software: ADM Capability -- chain configuration
          Automatic Protection Switch
          Time slot Interchange
          Fault Management
          User Interface

Hardware: ASIC
          MTU
          Mini-Remote
          PCB Board Review

Mechanical Design: Remote Cabinets

System Testing: Integrated DLC Design, Testing and Field Trial